UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21221	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19910 North Creek Parkway

Bothell, Washington 98011

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (425) 415-6847

Check the appropriate box below if the Form 8-K filing is intended to simu1taneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2005, Microvision, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) with the purchasers (the “Purchasers”) of the Company’s senior secured exchangeable convertible notes dated March 11, 2005 (the “Original Notes”) pursuant to which the Original Notes were amended and restated (as so amended and restated, the “Amended and Restated Notes”). In connection with the amendment, the Company issued warrants (the “Warrants”) to purchase 750,000 shares of the Company’s common stock (“Company Shares”) and amended other terms of the transaction documents executed as part of the issuance of the Original Notes. The material terms of the Amended and Restated Notes and the Amendment Agreement are described below.

The Amended and Restated Notes are convertible at the option of the holders into Company Shares at a conversion price of $5.85 per share. The maturity date for the Amended and Restated Notes is March 15, 2007. The Amended and Restated Notes bear interest at a rate of the applicable LIBOR plus three percent (3.0%) per annum, subject to periodic adjustment, provided that the interest rate shall not be less than 6.0% per annum or greater than 8.0% per annum.

The Amended and Restated Notes have a term of two years with a maturity date on March 15, 2007. One-sixth of the principal amount of the Amended and Restated Notes is payable in each of the last six quarters of the term. Subject to conditions, the Company has the option to pay principal with cash or Company Shares, or a combination thereof. If the Company exercises its option to pay principal with Company Shares, the Company Shares will be issued at a 10% discount to the arithmetic average of the volume weighted average prices for the 15 trading days prior to the payment date. Subject to conditions, interest is also payable with cash or Company Shares, at the Company’s option. If the Company elects to pay interest in Company Shares, the price will be based on 92% of the arithmetic average of the volume weighted average prices for the 10 trading days prior to the payment date. The Company has the right to mandatorily convert the Amended and Restated Notes into Company Shares at the conversion price of $5.85 if, subject to conditions, the shares trade at or above $10.24 for 20 out of 30 trading days after the six-month anniversary of the effectiveness of the required resale registration statement. The Amended and Restated Notes are secured by 1,750,000 shares of Lumera Corporation’s common stock owned by the Company.

The Warrants are exercisable for 750,000 Company Shares at $6.84 per share through July 25, 2008. The conversion price of the Amended and Restated Notes and exercise price of the Warrants are subject to anti-dilution adjustments, subject to conditions.

The Company also amended the Registration Rights Agreement dated as of March 11, 2005 by and among the Company and the Purchasers (as so amended, the “Amended Registration Rights Agreement”). Under the Amended Registration Rights Agreement, the Company agreed to file a registration statement with respect to the Company Shares issuable upon conversion of the Amended and Restated Notes, issuable as payment of principal and interest under the Amended and Restated Notes, and issuable upon exercise of warrants previously issued to the Purchasers and the Warrants. The Company and the Purchasers also agreed to extend the effectiveness deadline for the required registration statement.

The Master Amendment Agreement dated as of July 25, 2005 by and among the Company and the Purchasers, the form of the Amended and Restated Note and the form of the Warrant are filed herewith as exhibits.

Based on discussions with the staff of the Securities and Exchange Commission, the Company did not expect to be able to effect the registration of the resale by the holders of the Original Notes of shares of Lumera Corporation’s common stock issuable upon exchange or conversion of the Original Notes. Accordingly, the Company agreed to enter into the Amendment Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The Warrants described in Item 1.01 of this Report were issued in a transaction not involving any public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended. The terms of the issuance are described in Item 1.01 of this Report and are incorporated herein by reference.

Item 9.01. Financial Information, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

4.1	Form of Amended and Restated Note issued under the Master Amendment Agreement dated as of July 25, 2005 by and among Microvision, Inc. and the investors listed on the Schedule of Buyers attached thereto.

4.2	Form of Warrant issued under the Master Amendment Agreement dated as of July 25, 2005 by and among Microvision, Inc. and the investors listed on the Schedule of Buyers attached thereto.

10.1	Master Amendment Agreement dated as of July 25, 2005 by and among Microvision, Inc. and the investors listed on the Schedule of Buyers attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: July 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Amended and Restated Note issued under the Master Amendment Agreement dated as of July 25, 2005 by and among Microvision, Inc. and the investors listed on the Schedule of Buyers attached thereto.

4.2	Form of Warrant issued under the Master Amendment Agreement dated as of July 25, 2005 by and among Microvision, Inc. and the investors listed on the Schedule of Buyers attached thereto.

10.1	Master Amendment Agreement dated as of July 25, 2005 by and among Microvision, Inc. and the investors listed on the Schedule of Buyers attached thereto.